Exhibit 99.1

Timothy L. Jones

[***]

[***]

[***]

RespireRx Pharmaceuticals,

Inc. 126 Valley Road

Suite C

Glen Rock, NJ 07452

USA

Date: February 8th, 2022

Attention: The RespireRx Pharmaceuticals Inc. Board of Directors

This letter serves as a resignation from my position as the President & CEO of RespireRx Pharmaceuticals Inc. effective as of January 31, 2022, subject to certain conditions described below. This letter also serves as my formal resignation from the RespireRx Board of Directors effective January 31, 2022, also subject to certain conditions described below.

The parties have negotiated a Separation Agreement (“SA”) and it is understood that the SA must be fully signed on or before February 15th 2022, that the SA shall become effective, as of the date of the SA, and shall not have been revoked on or before the seventh day after the execution of the SA. If the SA is not fully executed on or before February 15, 2022 or if the SA is revoked by notifying the Company of my desire to do so in writing delivered to Jeff Margolis via electronic mail at jmargolis@respirerx.com on or before the seventh day after execution, this resignation letter and my resignation shall be null and void ab initio.

It is duly acknowledged that the effective dates of the Separation Agreement and the Jones resignation are different dates.

Yours sincerely,

/s/ Timothy L. Jones
Timothy. L. Jones